UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2016

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On August 2, 2016, Vishay Intertechnology, Inc. ("the Company") issued a press release announcing its financial results for the fiscal quarter and six fiscal months ended July 2, 2016.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7.01 – Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Company frequently receives questions from analysts and stockholders regarding its diluted earnings per share ("EPS") computation.  The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the third fiscal quarter of 2016.

Accounting principles require that EPS be computed based on the weighted average shares outstanding ("basic"), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS ("diluted").

The number of shares related to options and similar instruments included in diluted EPS is based on the "Treasury Stock Method" prescribed in Financial Accounting Standards Board ("FASB") ASC Topic 260, Earnings Per Share ("FASB ASC Topic 260").  This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer's average stock price during the related earnings period.   Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.  This method is also utilized for net share settlement debt.

The number of shares includable in the calculation of diluted EPS in respect of conventional convertible or exchangeable securities is based on the "If Converted" method prescribed in FASB ASC Topic 260.  This method assumes the conversion or exchange of these securities for shares of common stock.  In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings.  The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument ("incremental earnings per share").  Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.  Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

At the direction of its Board of Directors, Vishay intends to waive its rights to settle the principal amount of its 2.25% Convertible Senior Debentures due 2040, due 2041, and due 2042, upon any conversion or repurchase of the debentures, in shares of Vishay common stock.

Pursuant to the indentures governing the respective debentures, Vishay has the right to pay the conversion value or purchase price for the debentures in cash, Vishay common stock, or a combination of both.

If debentures are tendered for repurchase, Vishay will pay the repurchase price in cash, and if debentures are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted debentures and will issue shares in respect of the conversion value in excess of the principal amount.

Vishay will consider the debentures to be "net share settlement debt." Accordingly, the debentures will be included in the diluted earnings per share computation using the "treasury stock method" (similar to options) rather than the "if converted method" otherwise required for convertible debt. Under the "treasury stock method," Vishay will calculate the number of shares issuable under the terms of the debentures based on the average market price of Vishay common stock during the period, and include that number in the total diluted shares figure for the period.

Subsequent to the repurchase of the Exchangeable Notes in the second fiscal quarter of 2016, the Company has no potentially dilutive instruments included in the diluted EPS calculation using the "if converted method."

The following estimates of shares expected to be used in the calculation of diluted EPS consider the number of the Company's shares currently outstanding and the Company's stock options and convertible securities currently outstanding and their exercise and conversion features currently in effect.  The Company adjusts its calculation for the estimated effect of expected quarterly activity.  The estimates assume no share repurchases during the third fiscal quarter of 2016.  Changes in these parameters or estimates could have a material impact on the calculation of diluted EPS.

The following estimates of shares expected to be used in the calculation of diluted EPS should be read in conjunction with the information on earnings per share in the Company's filings on Form 10-Q and Form 10-K.  These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period.  The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the third fiscal quarter of 2016.  The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles.  Also, the presentation is not intended as a forecast of EPS values or share prices of the Company's common stock for any period.

For the third fiscal quarter of 2016:

•	The Company has approximately 147 million shares issued and outstanding, including shares of common stock and class B common stock.

•	The number of shares included in diluted EPS related to options and similar instruments does not vary significantly and is generally less than 1 million incremental shares.

•
The Company's Convertible Senior Debentures due 2040 are convertible at a conversion price of $13.25 per $1,000 principal amount, equivalent to 75.4595 shares per $1,000 principal amount.  There is $275 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$275,000,000 / $1000] * [(P - $13.25) * 75.4595] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $13.25, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Debentures due 2041 are convertible at a conversion price of $18.16 per $1,000 principal amount, equivalent to 55.0664 shares per $1,000 principal amount.  There is $150 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$150,000,000 / $1000] * [(P - $18.16) * 55.0664] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $18.16, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Debentures due 2042 are convertible at a conversion price of $11.27 per $1,000 principal amount, equivalent to 88.7223 shares per $1,000 principal amount.  There is $150 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$150,000,000 / $1000] * [(P - $11.27) * 88.7223] / P

where

S = the number of shares to be included in diluted EPS, and
 P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $11.27, no shares will be included in the diluted earnings per share computation.

Accordingly, the following table summarizes the approximate number of shares to be included in the denominator of the diluted EPS calculation assuming net earnings attributable to Vishay stockholders greater than $2 million for various average stock prices (number of shares in millions):

Average Stock Price	Projected Diluted Shares
$6.00	148
$7.00	148
$8.00	148
$9.00	148
$10.00	148
$11.00	148
$12.00	148
$13.00	149
$14.00	151
$15.00	153
$16.00	155
$17.00	157
$18.00	158
$19.00	160
$20.00	161
$21.00	163

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 2, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer